UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2019
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
On March 12, 2019, Centennial Resource Production, LLC (“CRP”), a subsidiary of Centennial Resource Development, Inc. (the “Company”), and certain subsidiaries of CRP (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., as representative (the “Representative”) of the several initial purchasers named therein (the “Initial Purchasers”), in connection with an offering (the “Notes Offering”) of $500.0 million aggregate principal amount of 6.875% senior notes due 2027 (the “Notes”). CRP intends to use the net proceeds of the Notes Offering to repay all outstanding borrowings under its revolving credit facility and the remainder for general corporate purposes. The Notes Offering closed on March 15, 2019.
The Purchase Agreement contains customary representations, warranties and agreements by CRP and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, CRP and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, CRP and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by CRP or the Guarantors having more than one year until maturity (other than the Notes) for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Representative.
Certain of the Initial Purchasers and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, CRP and their affiliates in the ordinary course of business for which they have received and would receive customary compensation. In particular, affiliates of each of the Initial Purchasers are lenders under CRP’s revolving credit facility, and, as a result, will receive a portion of the net proceeds from the Notes Offering in such capacities. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the Company, CRP and their affiliates.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Indenture and Senior Notes
The Notes were issued under an Indenture, dated as of March 15, 2019, by and among CRP, the Guarantors and UMB Bank, N.A., as trustee (the “Indenture”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of CRP’s current subsidiaries that guarantee CRP’s revolving credit facility. The Notes are not guaranteed by the Company, and the Company is not subject to the terms of the Indenture.
Interest and Maturity
The Notes will mature on April 1, 2027. The Notes bear interest at the rate of 6.875% per annum, payable in cash semi-annually in arrears on each April 1 and October 1, commencing October 1, 2019.
Optional Redemption
At any time prior to April 1, 2022, CRP may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
At any time prior to April 1, 2022, CRP may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the date of redemption.
On and after April 1, 2022, CRP may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:

YEAR	PERCENTAGE
2022	103.438%
2023	101.719%
2024 and thereafter	100.000%

Change of Control
If CRP experiences certain defined changes of control, each holder of Notes may require CRP to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued but unpaid interest to the date of repurchase.
Certain Covenants
The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit CRP’s ability and the ability of CRP’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.
Events of Default
Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% of the aggregate principal amount of then outstanding Notes may declare the Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to CRP, any restricted subsidiary of CRP that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Notes to become due and payable.
The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of March 15, 2019, by and among Centennial Resource Production, LLC, the subsidiary guarantors named therein and UMB Bank, N.A., as Trustee.
10.1
Purchase Agreement, dated March 12, 2019, by and among Centennial Resource Production, LLC, the subsidiary guarantors named therein and Citigroup Global Markets, Inc., as representative of the several initial purchasers named therein.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date:	March 18, 2019

		By:	/s/ George S. Glyphis
		Name:	George S. Glyphis
		Title:	Vice President, Chief Financial Officer and Assistant Secretary